Exhibit 107
Calculation of Filing Fee Tables
Form
S-3
(Form Type)
Ventyx Biosciences, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock , par value $0.0001 per share	457(c)	7,060,100 (1)	$2.15 (2)	$15,179,215	0.0001531	$2,323.94	—	—	—	—

Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—

	Total Offering Amounts					$ 15,179,215		$2,323.94

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$2,323.94

(1)
Represents the shares of common stock, $0.0001 par value per share of Ventyx Biosciences, Inc. (the “Company”) issuable upon conversion of the Series A Preferred Stock of the Company, which the selling stockholder may at any time choose to convert and offer for resale pursuant to the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of common stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based upon the average of the high and low prices for a share of the registrant’s common stock as reported on the Nasdaq Global Select Market on November 4, 2024 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).